Exhibit 99.1
MALIBU BOATS, INC. ANNOUNCES RECORD FIRST QUARTER FISCAL 2023 RESULTS
Loudon, TN, November 4, 2022 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the first quarter ended September 30, 2022.
First Quarter Fiscal 2023 Highlights Compared to First Quarter Fiscal 2022:
•Net sales increased 19.2% to $302.2 million
•Unit volume increased 10.5% to 2,237 units
•Gross profit increased 24.9% to $74.6 million
•Net income increased 29.3% to $36.1 million
•Adjusted EBITDA increased 27.6% to $57.1 million
•Net income available to Class A Common Stock per share (diluted) increased 32.0% to $1.69 per share
•Adjusted fully distributed net income per share increased 30.7% to $1.79 per share on a fully distributed weighted average share count of 21.3 million shares of Class A Common Stock
“Supported by the continued strength across our brands, we maintained our momentum and delivered a record first quarter for fiscal year 2023, with net sales increasing 19.2%, net income increasing 29.3% and Adjusted EBITDA growing 27.6% compared to the prior year period. Our operating model, vertical integration capabilities and strategic leadership continue to shine through, helping us execute on our objectives and remain a market leader in the marine industry,” commented Jack Springer, Chief Executive Officer of Malibu Boats, Inc.
“While supply chain challenges persist, demand for our larger, feature rich boats has remained strong, particularly in the saltwater segment, which was highlighted at the season’s first boat shows. However, we are cognizant of the headwinds facing the consumer, and as always, our teams remain agile and poised to take action should we see any material shift in demand trends,” continued Mr. Springer. “As we set our sails on the year ahead, we remain confident that our operational excellence and industry-leading brand power will continue to propel Malibu through fiscal year 2023, which we believe will ultimately generate profitable growth and long-term value for our stockholders.”
First Quarter Fiscal 2023 Results (Unaudited)

	Three Months Ended September 30,
	2022	2021
	(Dollars In Thousands)
Net Sales	$302,211	$253,497
Gross Profit	$74,605	$59,752
Gross Profit Margin	24.7%	23.6%
Net Income	$36,105	$27,933
Net Income Margin	11.9%	11.0%
Adjusted EBITDA	$57,060	$44,733
Adjusted EBITDA Margin	18.9%	17.6%
Net sales for the three months ended September 30, 2022 increased $48.7 million, or 19.2%, to $302.2 million as compared to the three months ended September 30, 2021. The increase in net sales was driven primarily by increased unit volumes in our Malibu and Saltwater Fishing segments and inflation-driven year-over-year price increases. We recognized an increase in net sales across all three segments and increase in volumes at our Malibu and Saltwater Fishing segments during the three months ended September 30, 2022. Unit volume for the three months ended September 30, 2022, increased 213 units, or 10.5%, to 2,237 units as compared to the three months

Exhibit 99.1
ended September 30, 2021. Our unit volume increased primarily due to strong demand at our Malibu and Saltwater Fishing segments.
Net sales attributable to our Malibu segment increased $26.9 million, or 22.8%, to $145.2 million for the three months ended September 30, 2022, compared to the three months ended September 30, 2021. Unit volumes attributable to our Malibu segment increased 159 units for the three months ended September 30, 2022, compared to the three months ended September 30, 2021. The increase in net sales was driven primarily by increased volume and inflation-driven year-over-year price increases.
Net sales attributable to our Saltwater Fishing segment increased $15.5 million, or 20.2%, to $92.2 million, for the three months ended September 30, 2022, compared to the three months ended September 30, 2021. Unit volume increased 63 units for the three months ended September 30, 2022 compared to the three months ended September 30, 2021. The increase in net sales was driven primarily by inflation-driven year-over-year price increases and increased volume.
Net sales attributable to our Cobalt segment increased $6.3 million, or 10.8%, to $64.8 million for the three months ended September 30, 2022, compared to the three months ended September 30, 2021. Unit volumes attributable to Cobalt decreased 9 units for the three months ended September 30, 2022 compared to the three months ended September 30, 2021. The increase in net sales was driven by inflation-driven year-over-year price increases and a favorable model mix, partially offset by a decrease in volumes.
Overall consolidated net sales per unit increased 7.9% to $135,097 per unit for the three months ended September 30, 2022, compared to the three months ended September 30, 2021. Net sales per unit for our Malibu segment increased 6.7% to $119,186 per unit for the three months ended September 30, 2022, compared to the three months ended September 30, 2021, driven by inflation-driven year-over-year price increases. Net sales per unit for our Saltwater Fishing segment increased 6.4% to $168,308 per unit for the three months ended September 30, 2022 driven by inflation-driven year-over-year price increases. Net sales per unit for our Cobalt segment increased 12.9% to $137,601 per unit for the three months ended September 30, 2022, compared to the three months ended September 30, 2021, driven by inflation-driven year-over-year price increases and a favorable model mix.
Cost of sales for the three months ended September 30, 2022 increased $33.9 million, or 17.5%, to $227.6 million as compared to the three months ended September 30, 2021. The increase in cost of sales was driven by increased prices due to supply chain disruptions and inflationary pressures that have impacted prices on parts and components. In the Malibu segment, higher per unit material and labor costs contributed $14.9 million to the increase in cost of sales and were driven by increased prices due to supply chain disruptions and inflationary pressures. Within our Saltwater Fishing segment, higher per unit material and labor costs contributed $9.8 million to the increase in cost of sales and were driven by increased prices due to supply chain disruptions and inflationary pressures. In the Cobalt segment, higher per unit material and labor costs contributed $4.0 million to the increase in cost of sales and were driven by increased prices due to supply chain disruptions and inflationary pressures and by an increased mix of products that corresponded with higher net sales per unit.
Gross profit for the three months ended September 30, 2022 increased $14.9 million, or 24.9%, to $74.6 million compared to the three months ended September 30, 2021. The increase in gross profit was driven primarily by higher sales revenue partially offset by the increased cost of sales for the reasons noted above. Gross margin for the three months ended September 30, 2022 increased 110 basis points from 23.6% to 24.7% driven primarily by improved materials and labor margins.
Selling and marketing expenses for the three months ended September 30, 2022 increased $0.1 million, or 1.3% to $5.2 million compared to the three months ended September 30, 2021. The increase was driven primarily by increased travel expenses slightly offset by decreased promotional events. As a percentage of sales, selling and marketing expenses decreased 30 basis points to 1.7% for the three months ended September 30, 2022 compared to 2.0% for the three months ended September 30, 2021. General and administrative expenses for the three months ended September 30, 2022 increased $3.1 million, or 19.4%, to $19.2 million as compared to the three months ended September 30, 2021 driven primarily by an increase in compensation and personnel-related expenses, an increase in professional fees and an increase in travel expenses. As a percentage of sales, general and administrative

Exhibit 99.1
expenses remained flat at 6.4% for the three months ended September 30, 2022. Amortization expense for the three months ended September 30, 2022 decreased $0.1 million, or 7.5% to $1.7 million compared to the three months ended September 30, 2021 due to a decrease of amortization expense related to fully amortized intangibles.
Operating income for the first quarter of fiscal year 2023 increased to $48.5 million from $36.7 million in the first quarter of fiscal year 2022. Net income for the first quarter of fiscal year 2023 increased 29.3% to $36.1 million from $27.9 million and net income margin increased to 11.9% from 11.0% in the first quarter of fiscal year 2022. Adjusted EBITDA in the first quarter of fiscal year 2023 increased 27.6% to $57.1 million from $44.7 million, while Adjusted EBITDA margin increased to 18.9% from 17.6% in the first quarter of fiscal year 2022.
Fiscal 2023 Guidance
For the fiscal full year 2023, Malibu anticipates net sales growth percentage in the mid to high single digits year-over-year and Adjusted EBITDA margin down slightly year-over-year.
The Company has not provided reconciliations of guidance for Adjusted EBITDA margin, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition and integration related expenses, costs related to the Company’s vertical integration initiatives and litigation expenses that are difficult to predict in advance in order to include in a GAAP estimate.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss first quarter of fiscal year 2023 results on Friday, November 4, 2022, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by registering at the following URL: (https://register.vevent.com/register/BI860c7c90b6a949c2b78a6aaa230f421f) where they will be provided a phone number and access code. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at https://malibuboatsinc.com/investor-information/events-presentations. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.
Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including non-cash compensation expense. We define Adjusted

Exhibit 99.1
EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of our core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and the numerator and denominator for our net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per share of Class A Common Stock is provided under "Reconciliation of Non-GAAP Financial Measures".
Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding trends toward larger, more custom boats; our expectations for opportunities for growth and demand for our products, including beyond calendar year 2022; and our ability to continue to deliver value for our stockholders.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general industry, economic and business conditions; our large fixed cost base; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components and any interruption of our informal supply arrangements; our reliance on certain suppliers for our engines and outboard motors; our ability to meet our manufacturing workforce needs; exposure to workers' compensation claims and other workplace liabilities; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to protect our intellectual property; disruptions to our network and information systems; our success at developing and implementing a new enterprise

Exhibit 99.1
resource planning system; risks inherent in operating in foreign jurisdictions; the effects of the COVID-19 pandemic on us; a natural disaster, global pandemic or other disruption at our manufacturing facilities; increases in income tax rates or changes in income tax laws; our dependence on key personnel; our ability to enhance existing products and market new or enhanced products; the continued strength of our brands; the seasonality of our business; intense competition within our industry; increased consumer preference for used boats or the supply of new boats by competitors in excess of demand; competition with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and increases in interest rates; an increase in energy and fuel costs; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to claims for product liability and warranty claims; changes to U.S. trade policy, tariffs and import/export regulations; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; our holding company structure; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our variable rate indebtedness which subjects us to interest rate risk; our obligation to make certain payments under a tax receivables agreement; any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Investor Contacts
Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2022	2021
Net sales	$302,211	$253,497
Cost of sales	227,606	193,745
Gross profit	74,605	59,752
Operating expenses:
Selling and marketing	5,186	5,117
General and administrative	19,220	16,091
Amortization	1,716	1,856
Operating income	48,483	36,688
Other expense, net:
Other expense (income), net	70	(13)
Interest expense	1,285	684
Other expense, net	1,355	671
Income before provision for income taxes	47,128	36,017
Provision for income taxes	11,023	8,084
Net income	36,105	27,933
Net income attributable to non-controlling interest	1,222	989
Net income attributable to Malibu Boats, Inc.	$34,883	$26,944

Comprehensive income:
Net income	$36,105	$27,933
Other comprehensive loss:
Change in cumulative translation adjustment	(1,436)	(835)
Other comprehensive loss	(1,436)	(835)
Comprehensive income	34,669	27,098
Less: comprehensive income attributable to non-controlling interest	1,173	959
Comprehensive income attributable to Malibu Boats, Inc.	$33,496	$26,139

Weighted average shares outstanding used in computing net income per share:
Basic	20,459,849	20,849,981
Diluted	20,632,727	21,132,902
Net income available to Class A Common Stock per share:
Basic	$1.70	$1.29
Diluted	$1.69	$1.28

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	September 30, 2022	June 30, 2022
Assets
Current assets
Cash	$43,051	$83,744
Trade receivables, net	46,416	51,598
Inventories, net	182,366	157,002
Prepaid expenses and other current assets	9,604	6,155
Total current assets	281,437	298,499
Property, plant and equipment, net	178,236	170,718
Goodwill	100,413	100,804
Other intangible assets, net	226,522	228,304
Deferred tax asset	41,543	42,314
Other assets	10,166	10,687
Total assets	$838,317	$851,326
Liabilities
Current liabilities
Current maturities of long-term obligations	$—	$1,563
Accounts payable	52,043	44,368
Accrued expenses	81,618	87,742
Income taxes and tax distribution payable	9,918	1,670
Payable pursuant to tax receivable agreement, current portion	3,958	3,958
Total current liabilities	147,537	139,301
Deferred tax liabilities	27,345	26,965
Other liabilities	11,317	11,855
Payable pursuant to tax receivable agreement, less current portion	41,583	41,583
Long-term debt	70,095	118,054
Total liabilities	297,877	337,758

Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,345,317 shares issued and outstanding as of September 30, 2022; 20,501,081 issued and outstanding as of June 30, 2022	202	203
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 10 shares issued and outstanding as of September 30, 2022; 10 shares issued and outstanding as of June 30, 2022	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of September 30, 2022 and June 30, 2022	—	—
Additional paid in capital	78,237	85,294
Accumulated other comprehensive loss	(4,943)	(3,507)
Accumulated earnings	456,067	421,184
Total stockholders' equity attributable to Malibu Boats, Inc.	529,563	503,174
Non-controlling interest	10,877	10,394
Total stockholders’ equity	540,440	513,568
Total liabilities and stockholders' equity	$838,317	$851,326

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and presentation of Net Income Margin and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended September 30,
	2022	2021
Net income	$36,105	$27,933
Provision for income taxes	11,023	8,084
Interest expense	1,285	684
Depreciation	5,296	4,918
Amortization	1,716	1,856
Stock-based compensation expense [1]	1,635	1,258
Adjusted EBITDA	$57,060	$44,733
Net Sales	$302,211	$253,497
Net Income Margin [2]	11.9%	11.0%
Adjusted EBITDA Margin [2]	18.9%	17.6%

(1)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(2)	We calculate net income margin as net income divided by net sales and we define adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Exhibit 99.1
Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended September 30,
	2022	2021
Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income attributable to Malibu Boats, Inc.	$34,883	$26,944
Provision for income taxes	11,023	8,084
Acquisition related expenses [1]	1,677	1,677
Stock-based compensation expense [2]	1,635	1,258
Net income attributable to non-controlling interest [3]	1,222	989
Fully distributed net income before income taxes	50,440	38,952
Income tax expense on fully distributed income before income taxes [4]	12,276	9,271
Adjusted fully distributed net income	$38,164	$29,681

	Three Months Ended September 30,
	2022	2021
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted average shares outstanding of Class A Common Stock used for basic net income per share:	20,459,849	20,849,981
Adjustments to weighted average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [5]	600,919	600,919
Weighted-average unvested restricted stock awards issued to management [6]	254,781	224,165
Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,315,549	21,675,065

Exhibit 99.1
The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended September 30,
	2022	2021
Net income available to Class A Common Stock per share	$1.70	$1.29
Impact of adjustments:
Provision for income taxes	0.54	0.39
Acquisition related expenses [1]	0.08	0.08
Stock-based compensation expense [2]	0.08	0.06
Net income attributable to non-controlling interest [3]	0.06	0.05
Fully distributed net income per share before income taxes	2.46	1.87
Impact of income tax expense on fully distributed income before income taxes [4]	(0.60)	(0.44)
Impact of increased share count [7]	(0.07)	(0.06)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$1.79	$1.37

(1)	For the three months ended September 30, 2022 and 2021, represents amortization of intangibles acquired in connection with the acquisitions of Maverick Boat Group, Pursuit and Cobalt.
(2)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(3)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(4)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.3% and 23.8% of income before income taxes for the three months ended September 30, 2022 and 2021, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal year 2023 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.

(5)	Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(6)	Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.
(7)	Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management.